Exhibit 99.1

News Release

For Immediate Release:

February 1, 2011

International Barrier Technology’s Pyrotite® Fire-Rated Building Products Aquire New ULC (Underwriters Laboratories of Canada) Certification Listings to Open New Market Opportunities

February 1, 2011 – Watkins, MN International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), the developer and manufacturer of Pyrotite®, a proprietary fire-resistant building materials is pleased to announce new Underwriters Laboratories of Canada (ULC) Listing Certifications acquired through recent R&D testing.

Barrier’s Pyrotite® fire-resistant building products, currently marketed as LP® FlameBlock® Fire-Rated OSB sheathing (Blazeguard®, historically) are now certified for use with the ULC logo and stamp for structural wall assemblies and flame spread.

In November, Dr. Michael Huddy, CEO of Barrier, and Robert Palardy, Manager of Technology at LP® Building Products, traveled to Toronto witness fire tests performed at a UL Canada test center. While Pyrotite® products have already passed UL tests in the United States, Canadian performance standards are slightly different, necessitating the additional testing. Tests were run on three different samples/assemblies featuring the company's Pyrotite-coated sheathing from 3/8" up to 23/32" thicknesses.

Test results were “0” for Flame Spread and “less than 5” for Smoke Developed; both are exceptional, as the lower the number in either category the better.

The companies' current U.S. UL structural wall assemblies: U348, U349 and U350 are now available and listed in Canada as W323, W324, and W325.

"There are emerging market opportunities in Alberta in particular, in the wildfire and oil shale areas," Dr. Huddy says of the Canadian fire-rated construction market. "We were restricted from selling in Canada until we had Canadian certifications. The analog is that Alberta is to Canada as California is to the United States in terms of fire code development. Both are taking the lead in their respective countries."

“Not only is Barrier extremely pleased with the test results, but also excited to pursue additional market opportunities throughout Canada based on these new approvals and through further study of the Canadian codes,” states Dr. Huddy.

Additional Information:

To view a fact sheet on International Barrier:

http://www.intlbarrier.com/investors/documents/IBTGF_FS.pdf

To view recent media coverage of Barrier:

http://www.intlbarrier.com/news/media_coverage.htm

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: tcorcoran@intlbarrier.com

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Mule-Hide FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Tom Corcoran, Investor Relations Manager

International Barrier Technology

(866) 735-3519

tcorcoran@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.